Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Tax-Free Income Portfolio
811-06548


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
           7,338,522
   Against
              307,396
   Abstain
              255,112
   Broker Non-Votes
           2,236,526
      Total
         10,137,556


To approve a new sub-advisory agreement.


   For
           7,323,053
   Against
              314,803
   Abstain
              263,174
   Broker Non-Votes
           2,236,526
      Total
         10,137,556



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236561.